CONVERTIBLE DEBENTURE


          THIS CONVERTIBLE DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW. THIS CONVERTIBLE DEBENTURE MAY BE OFFERED, TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND ONLY IN STRICT COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND REGULATIONS.

$100,000.00                                       June __, 1999

          FOR VALUE RECEIVED, THE FEMALE HEALTH COMPANY, a Wisconsin corporation, promises to pay to the order of ROBERT JOHANDER at 8480 Montgomery Court, Eden Prairie, Minnesota 55347, the principal sum of One Hundred Thousand Dollars ($100,000.00) on June __, 2000. However, The Female Health Company may, in its discretion, extend the date of repayment of this Convertible Debenture until June __, 2001, if, upon its decision to extend such repayment, it issues to the holder of this Convertible Debenture warrants to purchase 25,000 shares of The Female Health Company's Common Stock, containing the same terms as the Warrants issued as of the date of this Convertible Debenture to the original holder hereof.

          The unpaid principal balance hereof shall bear interest, payable quarterly on June 30, September 30, December 31 and March 31, commencing June 30, 1999, and at maturity, computed at a rate equal to 8% per annum. If the holder elects, such interest shall be payable in shares of The Female Health Company's Common Stock, valued at a price per share equal to the average last sale price of a share of such Common Stock for the five trading days ending on the trading day prior to the interest payment date. Principal of and interest on this Convertible Debenture shall be payable in lawful money of the United States.

          All interest payable on this Convertible Debenture shall be computed for the actual number of days elapsed using a daily rate determined by dividing the annual rate by 365. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or public holiday under the laws of the State of Wisconsin, such payment may be made on the next succeeding business day, and such extension of time shall be included in the computation of interest on this Convertible Debenture.

          This Convertible Debenture is convertible into shares of The Female Health Company's Common Stock beginning at any time after the first anniversary of the date of its issuance at the election of the holder hereof. To exercise that conversion right, the holder hereof must provide written notice to The Female Health Company indicating the amount of the Convertible Debenture to be converted into Common Stock, which must be done in increments of at least $10,000 of principal unless The Female Health Company agrees otherwise. The Convertible Debenture is convertible into Common Stock as follows:

          1. The first 50% of the original principal balance of this Convertible Debenture, and any accrued but unpaid interest thereon, is convertible into shares of The Female Health Company's Common Stock based
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on a per share price of the Common Stock equal to the lesser of (a) 70% of the "market price" of the Common Stock as of the day immediately prior to the date the conversion notice is given to The Female Health Company or
(b) $1.25; and

          2. the second 50% of the original principal balance of this Convertible Debenture, and any accrued but unpaid interest thereon, is convertible into Common Stock at a price per share equal to the lesser of
(a) 70% of the "market price" of the Common Stock on the date of conversion or (b) $2.50.

For purposes of determining the "market price" of the Common Stock, the price shall be determined as the average last sale price of a share of The Female Health Company's Common Stock for the five trading days ending on the day immediately prior to the date a notice of conversion is issued to The Female Health Company by the holder of this Convertible Debenture.

         Notwithstanding anything herein to the contrary, if the egistration Statement The Female Health Company is required to file ursuant to the Registration Rights Agreement of even date herewith etween The Female Health Company, the holder of this Convertible ebenture and certain other Investors in The Female Health Company, is not ffective within 180 days of the date of this Convertible Debenture,
a) the interest rate on this Convertible Debenture shall automatically ncrease to 10% per annum commencing on the 181st day and continuing until he Registration Statement is declared effective or this Convertible ebenture is paid or converted in full and (b) the maximum price per share f Common Stock for purposes of computing the number of shares of Common tock to be received upon conversion of this Convertible Debenture shall utomatically reduce to $1.00 for all conversions thereafter. otwithstanding the foregoing, if the Registration Statement is not ffective within 180 days after the date of this Convertible Debenture, at ny time thereafter until it is effective, the holder can require that The emale Health Company immediately pay in full this Convertible Debenture.

         Payment of the principal balance of this Convertible Debenture s secured by a first priority general business security interest in all f the assets of The Female Health Company pursuant to the terms of a eneral business security agreement dated as of the date hereof between he Female Health Company and the original holder of this Convertible ebenture. In addition, upon any default by The Female Health Company in ayment of the principal or interest of this Convertible Debenture when ue, if such default continues for a period of five business days after he Female Health Company is given written notice of such default, The emale Health Company will immediately issue, for no additional onsideration, 100,000 shares of its Common Stock to the holder hereof, hich shares will, upon issuance, be fully paid and nonassessable (except s provided by Wisconsin Statutes section 180.0622(2)(b), as interpreted). uch Common Stock issuance will in no way impair the holder's right to eek collection of this Convertible Debenture or to pursue any other right r cause of action that it has against The Female Health Company in onnection with such default. The holder hereof shall be entitled to ecover from The Female Health Company all costs of collection of this onvertible Debenture, including reasonable attorneys' fees. The holder ereof can pursue a claim in equity for specific enforcement of the rovisions of this Convertible Debenture without impairing any other ights to which the holder is entitled.

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         This Convertible Debenture may be repaid, in whole or in part,
t any time without penalty; provided, however, that before any payment, ncluding a payment at maturity, The Female Health Company must first give he holder written notice of its intention to repay the Convertible ebenture and the holder shall have a period of ten days to decide whether
o accept such payment or convert the principal and interest in accordance ith the terms hereof, into Common Stock.

         If (a) any payment of principal or interest is not made within ive business days after The Female Health Company is given written notice f such failure to make a required payment; (b) the undersigned becomes he subject of bankruptcy or insolvency proceedings which are not ismissed within 30 days of filing; or (c) there is a material event of efault under the General Business Security Agreement dated as of the date ereof between The Female Health Company and the holder of this onvertible Debenture and such event of default continues uncured 30 days fter The Female Health Company was given written notice of such event of efault, the unpaid balance of this Convertible Debenture shall, at the ption of the holder and without notice, mature and become immediately ayable.

                          THE FEMALE HEALTH COMPANY


                          By:__________________________________
                                O.B. Parrish, Chairman of the Board
                                    and Chief Executive Officer































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